As filed with the Securities and Exchange Commission on February 28, 1997

                                                                       File No.
                                                                       811-6242

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No. 10

                    This Amendment is being filed only under
                       the Investment Company Act of 1940

                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

           777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404 (Address of
                     Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (415) 312-2000

        Deborah R. Gatzek 777 Mariners Island Blvd., San Mateo, CA 94404
               (Name and Address of Agent for Service of Process)

                     Please Send Copy of Communications to:

                              Mark H. Plafker, Esq.
                        Stradley, Ronon, Stevens & Young
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19102






                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
               U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO

The U.S. Government Adjustable Rate Mortgage Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of the Adjustable Rate Securities Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on February 15, 1991 and is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is the Adjustable Rate Securities Portfolio. As permitted by applicable law, the Portfolio's shares of beneficial interest, par value of $.01 per share, are sold only to other investment companies.


SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE UNITED STATES ("U.S.") GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO

The investment objective of the Portfolio is to seek a high level of current income, consistent with lower volatility of principal. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. Of course, there is no assurance that the Portfolio's objective will be achieved. As the value of the Portfolio's portfolio securities fluctuate, its net asset value per share also fluctuates.

The Portfolio pursues its investment objective by investing at least 65% of its total assets in adjustable rate mortgage securities ("ARMS") or other securities collateralized by or representing an interest in mortgages (collectively, "mortgage securities"), that have interest rates which reset at periodic intervals. All mortgage securities in which the Portfolio invests will be issued or guaranteed by the U.S. government, its agencies or instrumentalities. The Portfolio may also invest up to 35% of its total assets in (1) notes, bonds and discount notes of the following U.S. government agencies or instrumentalities:
Federal Home Loan Banks, Federal National Mortgage Association ("FNMA"), Government National Mortgage Association ("GNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), and Small Business Administration, (2) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations, and (3) time and savings deposits in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation ("FDIC"). The Portfolio's investment in time deposits will not exceed 10% of its total assets.

For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in U.S. government securities, certificates of deposit of banks having total assets in excess of $5 billion and repurchase agreements.


CHARACTERISTICS OF THE MORTGAGE SECURITIES
IN WHICH THE PORTFOLIO INVESTS

ADJUSTABLE RATE MORTGAGE SECURITIES. ARMS, like traditional mortgage securities, are interests in pools of mortgage loans. Most mortgage securities are pass-through securities, which means that they provide investors with payments consisting of both principal and interest as mortgages in the underlying mortgage pool are paid off by the borrower. The dominant issuers or guarantors of mortgage securities today are GNMA, FNMA, and FHLMC. GNMA creates mortgage securities from pools of government guaranteed or insured (Federal Housing Authority or Veterans Administration) mortgages originated by mortgage bankers, commercial banks, and savings and loan associations. FNMA and FHLMC issue mortgage securities from pools of conventional and federally insured and/or guaranteed residential mortgages obtained from various entities, including savings and loan associations, savings banks, commercial banks, credit unions, and mortgage bankers.


The adjustable interest rate feature of the mortgages underlying the mortgage securities in which the Portfolio invests generally will act as a buffer to reduce sharp changes in the Portfolio's net asset value in response to normal interest rate fluctuations. As the interest rates on the mortgages underlying the Portfolio's investments are reset periodically, yields of portfolio securities gradually align themselves to reflect changes in market rates so that the market value of the Portfolio's securities will remain relatively stable as compared to fixed-rate instruments and should cause the net asset value of the Portfolio to fluctuate less significantly than it would if the Portfolio invested in more traditional long-term, fixed-rate debt securities. During periods of rising interest rates, changes in the coupon rate lag behind changes in the market rate, resulting in possibly a lower net asset value until the coupon resets to market rates. Thus, investors could suffer some principal loss if they sold their Portfolio shares before the interest rates on the underlying mortgages are adjusted to reflect current market rates. During periods of extreme fluctuations in interest rates, the Portfolio's net asset value fluctuates as well. Since most mortgage securities in the Portfolio's portfolio generally have annual reset caps of 100 to 200 basis points, short-term fluctuation in interest rates above these levels could cause such mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities.


Unlike fixed-rate mortgages, which generally decline in value during periods of rising interest rates, adjustable rate mortgage securities allow the Portfolio to participate in increases in interest rates through periodic adjustments in the coupons of the underlying mortgages, resulting in both higher current yields and lower price fluctuations. Furthermore, if prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio generally is able to reinvest such amounts in securities with a higher current rate of return. The Portfolio, however, does not benefit from increases in interest rates to the extent that interest rates rise to the point where they cause the current coupon of adjustable rate mortgage securities held as investments by the Portfolio to exceed the maximum allowable annual or lifetime reset limits (or "cap rates") for a particular mortgage. Also, the Portfolio's net asset value could vary to the extent that current yields on mortgage-backed securities are different than market yields during interim periods between coupon reset dates.

During periods of declining interest rates, of course, the coupon rates may readjust downward, resulting in lower yields to the Portfolio. Further, because of this feature, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as fixed-rate instruments. As with other mortgage-backed securities, interest rate declines may result in accelerated prepayment of mortgages, and the proceeds from such prepayments must be reinvested at lower prevailing interest rates.

One additional difference between ARMS and fixed-rate mortgages is that for certain types of ARMS, the rate of amortization of principal, as well as interest payments, can and does change in accordance with movements in a particular, pre-specified, published interest rate index. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. It is these special characteristics which are unique to adjustable-rate mortgages that the Portfolio's investment manager believes make them attractive investments in seeking to accomplish the Portfolio's investment objective.

Many mortgage securities which are issued or guaranteed by GNMA, FHLMC, or FNMA ("Certificates") are called pass-through Certificates because a pro rata share of both regular interest and principal payments (less GNMA's, FHLMC's, or FNMA's fees and any applicable loan servicing fees), as well as unscheduled early prepayments on the underlying mortgage pool, are passed through monthly to the holder of the Certificate (i.e., the Portfolio). The principal and interest on GNMA securities are guaranteed by GNMA, which guarantee is backed by the full faith and credit of the U.S. government. FNMA guarantees full and timely payment of all interest and principal, while FHLMC guarantees timely payment of interest and ultimate collection of principal. Mortgage securities issued or guaranteed by FNMA and FHLMC are not backed by the full faith and credit of the U.S. government; however, they are generally considered to offer minimal credit risks. The yields provided by these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities in large measure due to the prepayment risks. (See "Risks of Mortgage Securities" below.)

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). The Portfolio may also invest in CMOs issued and guaranteed by U.S. government agencies or instrumentalities. A CMO is a mortgage-backed security that separates mortgage pools into short-, medium- and long-term components. Each component pays a fixed rate of interest at regular intervals. These components enable an investor such as the Portfolio to more accurately predict the pace at which principal is returned. The Portfolio will not invest in privately issued CMOs except to the extent that it invests in the securities of entities that are instrumentalities of the U.S. government. CMOs purchased by the Portfolio may be:

(1) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

(2) collateralized by pools of mortgages in which payment of principal and interest are guaranteed by the issuer, and the guarantee is collateralized by U.S. government securities; or

(3) securities in which the proceeds of the issuance are invested in mortgage securities, and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

RESETS. The interest rates paid on the ARMS and CMOs in which the Portfolio invests generally are readjusted at intervals of one year or less to an increment over some predetermined interest-rate index. There are three main categories of indices: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index, or a moving average of mortgage rates. Commonly utilized indices include the one-, three- and five-year constant maturity Treasury rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-, three-, six-month or one-year London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile.

CAPS AND FLOORS. The underlying mortgages which collateralize the ARMS and CMOs in which the Portfolio invests frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval, and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.


OTHER INVESTMENT POLICIES OF THE PORTFOLIO

REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase transactions, in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying security marked-to-market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio, however, intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks which are deemed creditworthy by the Portfolio's investment manager. A repurchase agreement is deemed to a loan by the Portfolio under the 1940 Act. The U.S. government security subject to resale (the collateral) is held on behalf of the Portfolio by a custodian bank approved by the Board and is held pursuant to a written agreement.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Portfolio may purchase U.S. government obligations on a "when-issued" or "delayed delivery" basis. These transactions are arrangements under which the Portfolio purchases securities with payment and delivery scheduled for a future time, generally within 30 to 60 days. The price is subject to market fluctuation and the value or yields at delivery may be more or less than the purchase price or the yields available when the transaction was entered into. Although the Portfolio will generally buy U.S. government securities on a when-issued basis with the intention of acquiring such securities, it may sell such securities before the settlement date if it is deemed advisable. When the Portfolio is the buyer in such a transaction, it maintains, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of such purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed delivery transactions, it does so only for the purpose of acquiring portfolio securities consistent with the Portfolio's investment objectives and policies, and not for the purpose of investment leverage. In when-issued and delayed delivery transactions, the Portfolio relies on the seller to complete the transaction. The other party's failure may cause the Portfolio to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. The Portfolio is not subject to any percentage limit on the amount of its assets which may be invested in when-issued purchase obligations.


MORTGAGE DOLLAR ROLLS. The Portfolio may enter into mortgage "dollar rolls" in which the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (name, type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan. The borrower must deposit with the Portfolio's custodian bank collateral with an initial market value of at least 102% of the initial market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 102%. This collateral shall consist of cash. The lending of securities is a common practice in the securities industry. The Portfolio engages in security loan arrangements with the primary objective of increasing its income either through investing the cash collateral in short-term interest bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.


ILLIQUID INVESTMENTS. The Portfolio's policy is not to invest more than 10% of its net assets, at the time of purchase, in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Portfolio has valued them. They include, among others, repurchase agreements and time deposits of more than seven days duration.

PERCENTAGE RESTRICTIONS. If a percentage restriction noted above is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value or liquidity of portfolio securities or the amount of net assets will not be considered a violation of any of the foregoing policies.

PORTFOLIO TURNOVER. The Portfolio's portfolio turnover rate for the fiscal years ended October 31, 1996 and 1995 was 24.63% and 20.16%, respectively. High portfolio turnover may increase the Portfolio's transaction costs.

OTHER POLICIES AND INVESTMENT RESTRICTIONS. The Portfolio is subject to a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. A list of these restrictions and more information about the Portfolio's investment policies are contained in Part B of this registration statement.

ADVANTAGES OF INVESTING IN THE PORTFOLIO

The Portfolio enables its shareholders to invest easily in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. Any guarantee will extend to the payment of interest and principal due on the mortgage securities and will not provide any protection from fluctuations in the market value of the mortgage securities. The Portfolio's investment manager believes that by investing primarily in mortgage securities that provide for variable rates of interest, the Portfolio achieves a higher, more consistent and less volatile net asset value than is characteristic of mutual funds that invest primarily in mortgage securities paying a fixed rate of interest.

Principal payments received on the Portfolio's mortgage securities are reinvested by the Portfolio in other securities. The securities may have a higher or lower yield than the mortgage securities already held by the Portfolio, depending upon market conditions.

An investment in the Portfolio provides liquidity for the investor, who may redeem at the current net asset value at any time in accordance with procedures described under the caption "How to Sell Shares of the Portfolio" discussed under Item 8 below.

POTENTIAL RISKS OF INVESTING IN THE PORTFOLIO

The value of the shareholder's shares will increase as the value of the securities owned by the Portfolio increases and will decrease as the value of the Portfolio's investments decrease. In this way, shareholders participate in any change in the value of the securities owned by the Portfolio. In addition to the factors that affect the value of any particular security that the Portfolio owns, the value of Portfolio shares may also change with movements in the bond market as a whole.

MORTGAGE SECURITIES. The mortgage securities in which the Portfolio principally invests differ from conventional bonds in that principal is paid back over the life of the mortgage security rather than at maturity. As a result, the holder of the mortgage securities (i.e., the Portfolio) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates.

The market value of mortgage securities, like other U.S. government securities, generally varies inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. Mortgage securities, while having less risk of a decline during periods of rapidly rising rates, may also have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, is taxable as ordinary income.

INTEREST RATE RISK. Changes in interest rates will affect the value of the Portfolio's holdings and thus affect the Portfolio's share prices. Rising interest rates, which often occur during times of inflation or a growing economy, are likely to have a negative effect on the value of the Portfolio's shares. Interest rates have increased and decreased in the past. These changes are unpredictable and may happen again in the future.

GENERAL INFORMATION


The Trust is authorized to issue an unlimited number of shares of beneficial interest. All shares of the Trust have one vote, and, when issued, are fully paid and non-assessable.

The Trust has two series and was formerly named the Franklin Institutional U.S. Government ARM Fund. On October 18, 1991, the Board approved a change in the Trust's name and the addition of a second series of the Trust, the Adjustable Rate Securities Portfolio, the shares of beneficial interest of which are available only to other investment companies. Additional series may be added in the future by the Board, the assets and liabilities of which will be separate and distinct from any other series. On June 15, 1993, the Board approved a change in the fiscal year end of the Trust to October 31 of each year from January 31.

5. MANAGEMENT OF THE FUND


MANAGEMENT OF THE PORTFOLIO

THE BOARD. The Board oversees the management of the Trust and elects its officers. The officers are responsible for the Trust's and the Portfolio's day-to-day operations.

INVESTMENT MANAGER. Franklin Advisers, Inc. ("Advisers"), at the address of the registrant shown on the cover of this amendment to the registration statement, manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources") a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $179 billion in assets.

MANAGEMENT TEAM. The team responsible for the day-to-day management of the Portfolio is: Roger Bayston since 1991, Anthony Coffey since 1991 and Jack Lemein since inception.

Roger Bayston
Portfolio Manager of Advisers

Mr. Bayston is a Chartered Financial Analyst and holds a Master of Business Administration degree from the University of California at Los Angeles. He earned his Bachelor of Science degree from the University of Virginia. He has been with the Franklin Templeton Group since earning his MBA degree in 1991.

Anthony Coffey
Portfolio Manager of Advisers

Mr. Coffey is a Chartered Financial Analyst and holds a Master of Business Administration from the University of California at Los Angeles. He earned his Bachelor of Arts degree in applied mathematics and economics from Harvard University. Mr. Coffey has been with the Franklin Templeton Group since 1989. He is a member of several securities industry-related associations.

Jack Lemein
Senior Vice President of Advisers

Mr. Lemein holds a Bachelor of Science degree in finance from the University of Illinois. He has been in the securities industry since 1967 and with the Franklin Templeton Group since 1984. He is a member of several securities industry-related associations.

Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment policies and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business. Advisers performs similar services for other funds and there may be times when the actions taken with respect to the portfolio will differ from those taken by Advisers on behalf of other funds. Neither Advisers (including its affiliates) nor its officers, directors or employees nor the officers and trustees of the Trust are prohibited from investing in securities held by the Portfolio or other funds which are managed or administered by Advisers to the extent such transactions comply with the Portfolio's Code of Ethics.

The Portfolio is responsible for its own operating expenses including, but not limited to, Advisers' fee; taxes, if any; custodian, legal and auditing fees; fees and expenses of trustees who are not members of, affiliated with or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the value of the Portfolio's net assets; and printing and other expenses which are not expressly assumed by Advisers.

Under the management agreement, the Portfolio is obligated to pay Advisers a fee computed daily and payable monthly, at the annual rate as follows: 40/100 of 1% for the first $5 billion of its average daily net assets; plus 35/100 of 1% of its average daily net assets in excess of $5 billion up through $10 billion; 33/100 of 1% of its average daily net assets in excess of $10 billion up through $15 billion; and 30/100 of 1% of its average daily net assets in excess of $15 billion.

During the fiscal year ended October 31, 1996, management fees before any advance waiver, totaled 0.40% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver, totaled 0.42% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.23% of the average daily net assets of the Portfolio and operating expenses totaling 0.25%. This arrangement may be terminated by Advisers at any time upon notice to the Board.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all transactions. If Advisers believes more than one broker or dealer can provide the best execution, consistent with internal policies, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. (Further information is included under "The Portfolio's Policies Regarding Brokers Used on Portfolio Transactions" in Part B Item 17.)


The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6. CAPITAL STOCK AND OTHER SECURITIES


As discussed above, the Trust is a Delaware business trust. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in the Adjustable Rate Securities Portfolio. When issued for payment as described in this registration statement as amended, shares are validly issued, fully paid, and non-assessable and have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by each series and the net assets of such series upon liquidation or dissolution.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold a special meeting of a series, however, for matters requiring shareholder approval under the 1940 Act. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. The 1940 Act requires that we help you communicate with other shareholders in connection with removing members of the Board.

CONTROL PERSONS

As of February 3, 1997, the Franklin Adjustable U.S. Government Securities Fund beneficially owned 40,694,648 shares (or 97.8%) of the Portfolio's outstanding shares and, accordingly, may be deemed to be a controlling person under the 1940 Act.

DISTRIBUTIONS TO SHAREHOLDERS


As indicated below in response to Items 7 and 8, the Portfolio's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares are restricted securities which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from that Act. Accordingly, to the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

There are two types of distributions which the Portfolio may make to its shareholders:


1. INCOME DIVIDENDS. The Portfolio receives income primarily in the form of interest and other income derived from its investments. This income, less the expenses incurred in the Portfolio's operations, is its net investment income from which income dividends may be distributed. Thus, the amount of dividends paid per share may vary with each distribution. The Portfolio ordinarily declares dividends from its net investment income on each day its net asset value is calculated. The Portfolio's earnings for Saturdays, Sundays and holidays are declared as dividends on the next business day. Daily allocations of dividends will commence on the day funds are wired to the Portfolio. The amount of the dividend may fluctuate from day to day depending on changes in the factors that comprise the Portfolio's net investment income.


Dividends are declared daily and are reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share generally at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

2. CAPITAL GAIN DISTRIBUTIONS. The Portfolio may derive capital gains or losses in connection with sales or other dispositions of its portfolio securities. Distributions by the Portfolio derived from net short-term and net long-term capital gains (after taking into account any net capital loss carryovers) will generally be made once a year in December and will reflect any net short-term and net long-term capital gains realized by the Portfolio as of October 31 of such year. The Portfolio reserves the right to make more than one distribution derived from net short-term and net long-term capital gains in any year or to adjust the timing of these distributions for operational or other reasons.


TAX EFFECTS ON AN INVESTMENT IN THE PORTFOLIO


The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.

TAXATION OF THE PORTFOLIO


Each separate series of the Trust is treated as a separate entity for federal income tax purposes. The Portfolio has elected and intends to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.


TAXATION OF SHAREHOLDERS

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares. Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

It is not expected that any of the distributions to be paid by the Portfolio will qualify for the corporate dividends received deduction.


Pursuant to the Code, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, are treated as if received by the shareholder on December 31 of the calendar year in which they are declared.


Redemptions and exchanges of Portfolio's shares are taxable events on which a shareholder may realize a gain or loss. Any loss incurred on sale or exchange of the Portfolio's shares, held for six months or less, is treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.


While many states grant tax-free status to dividends paid to shareholders of mutual funds from interest income earned from direct obligations of the U.S. government, none of the distributions of the Portfolio during the fiscal year ended October 31, 1996 qualified for such tax-free treatment. Investments in mortgage-backed securities (including GNMA, FNMA and FHLMC securities) and repurchase agreements collateralized by U.S. government securities do not qualify as direct federal obligations in most states. Shareholders should consult with their own tax advisors with respect to the applicability of state and local intangible property or income taxes to shares of the Portfolio and distributions and redemption proceeds received from the Portfolio.

Shareholders who are not considered U.S. persons for federal income tax purposes should consult with their financial or tax advisor regarding the applicability of U.S. withholding taxes to distributions received by them from the Portfolio and the application of foreign tax laws to these distributions.


Additional information in response to this item is contained under the discussion captioned "General Information" in Item 4, above.

7. PURCHASE OF SECURITIES

The Portfolio's shares have not been registered under the 1933 Act, which means that its shares may not be sold publicly. However, the Portfolio's shares may be sold through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies. All shares are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Portfolio receives the order in proper form. Funds should be wired to the Portfolio's bank account at Bank of America, the Portfolio's custodian, for credit to the Portfolio's account. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates.


Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank system and the Portfolio's custodian bank are closed.

VALUATION OF PORTFOLIO SHARES

The Portfolio is open for business each day the NYSE is open. The net asset value per share of the Portfolio is determined as of the scheduled close of the NYSE, generally 1:00pm Pacific time.

To calculate net asset value per share, the Fund's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding.

For additional information on how Portfolio shares are valued, refer to the section titled "Calculation of Net Asset Value" in Part B, Item 19.


8. REDEMPTION OR REPURCHASE


HOW TO SELL SHARES OF THE PORTFOLIO


As stated above in response to Item 7, "Purchase of Securities," the Portfolio's shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.


Payment for redeemed shares is made promptly, but in no event later than seven days after receipt of the redemption request in good form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. The right of redemption, however, may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Portfolio.


9.  PENDING LEGAL PROCEEDINGS

     Not Applicable

                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO

FORM N-1A, PART B:

10. COVER PAGE

     Not Applicable

11. TABLE OF CONTENTS

     Not Applicable

12. GENERAL INFORMATION AND HISTORY

     Not Applicable

13. INVESTMENT OBJECTIVES AND POLICIES


As noted in response to Item 4, the Portfolio's investment objective is to seek a high level of current income, consistent with lower volatility of principal by following policies designed to achieve its objective. In addition to the policies stated in response to Item 4, the Portfolio has adopted the following restrictions as fundamental policies. These restrictions may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the Investment Company Act of 1940, as amended (the "1940 Act"), this means the approval of (i) more than 50% of the outstanding shares of the Portfolio or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:


1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of total asset value. The Portfolio will not purchase additional investment securities while borrowings in excess of 5% of total assets are outstanding.

2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.

3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in its registration statement as amended, and except that securities of the Portfolio may be loaned to qualified broker-dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the Portfolio's total assets at the time of the most recent loan. Also, the entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons except insofar as the Portfolio may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.


5. Invest more than 5% of the value of the total assets of the Portfolio in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.


6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.

7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer, if to the knowledge of the Portfolio, one or more of its officers, trustees or investment adviser, own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development program.

11. Invest in companies for the purpose of exercising control or management.


12. Purchase securities of other investment companies, except to the extent permitted by the 1940 Act. To the extent permitted by exemptions which may be granted under the 1940 Act, the Portfolio may invest in shares of one or more money market funds managed by Franklin Advisers, Inc. ("Advisers") or its affiliates.


13. Issue senior securities as defined in the 1940 Act except that this restriction will not prevent the Portfolio from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.


If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions.

OTHER POLICIES. There are no restrictions or limitations on investments in obligations of the U.S. government, or of corporations chartered by Congress as federal government instrumentalities. The underlying assets of the Portfolio may be retained in cash, including cash equivalents which are Treasury bills, and short-term bank obligations such as certificates of deposit, bankers' acceptances and repurchase agreements. It is intended, however, that only so much of the underlying assets of the Portfolio be retained in cash as is deemed desirable or expedient under then-existing market conditions. As noted elsewhere in the registration statement as amended, the Portfolio may invest up to 10% of its net assets in illiquid securities. Investments in savings deposits are generally considered illiquid and will, together with other illiquid investments, not exceed 10% of the Portfolio's net assets.

The Portfolio may purchase securities issued or guaranteed by the U.S. government, or one of its agencies or instrumentalities. Government National Mortgage Association ("GNMA") guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances can be given, however, that the U.S. government will provide such financial support to the obligations of the other U.S. government agencies or instrumentalities in which the Portfolio invests, since it is not obligated to do so. These agencies and instrumentalities are supported by either the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

Several of the funds in the Franklin Group of FundsAE, including the Portfolio, are major purchasers of government securities and seek to negotiate attractive prices for such securities and to pass on any savings derived from such negotiations to their shareholders in the form of higher current yields.

FLOATERS. The Portfolio may invest up to 5% of its total assets in inverse floaters. Inverse floaters are instruments with floating or variable interest rates that move in the opposite direction, at an accelerated speed, to short-term interest rates. The Portfolio may also invest up to 5% of its assets in super floaters. These are instruments that float at a greater than 1 to 1 ratio with the London Interbank Offered Rate ("LIBOR") and are used as a hedge against the risk that LIBOR floaters become "capped" and can no longer float higher.


REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMICS"). The Portfolio may also invest in REMICs issued and guaranteed by U.S. government agencies or instrumentalities.

REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to Collateralized Mortgage Obligations ("CMOs") in that they issue multiple classes of securities. As with CMOs, the mortgages which collateralize the REMICs in which the Portfolio may invest include mortgages backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities.


STRIPPED MORTGAGE SECURITIES. The Portfolio may also invest in stripped mortgage securities, which are derivative multi-class mortgage securities. The stripped mortgage securities in which the Portfolio may invest are issued and guaranteed by agencies or instrumentalities of the U.S. government. Stripped mortgage securities have greater market volatility than other types of mortgage securities in which the Portfolio invests.

Stripped mortgage securities are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security has one class receiving some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. In the most extreme case, one class receives all of the interest (the interest-only or "IO" class), while the other class receives all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio's yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the securities are rated in the highest rating categories, AAA or Aaa, by Standard & Poor's Corporation or Moody's Investors Service, respectively.

Stripped mortgage securities are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. As these securities were only recently developed, traditional trading markets have not yet been established for all such securities. Accordingly, some of these securities may generally be illiquid. The staff of the SEC (the "Staff") has indicated that only government-issued IO or PO securities backed by fixed-rate mortgages may be deemed to be liquid, if procedures with respect to determining liquidity are established by a fund's board. The Portfolio's Board of Trustees (the "Board") may, in the future, adopt procedures which would permit the Portfolio to acquire, hold, and treat as liquid government-issued IO and PO securities. At the present time, however, all such securities will continue to be treated as illiquid and will, together with any other illiquid investments, not exceed 10% of the Portfolio's net assets. Such position may be changed in the future, without notice to shareholders, in response to the Staff's continued reassessment of this matter as well as to changing market conditions.


14. MANAGEMENT OF THE REGISTRANT


OFFICERS AND TRUSTEES

The Board has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Trust's and the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Trust under the 1940 Act are indicated by an asterisk (*).

                           POSITIONS AND OFFICES      PRINCIPAL OCCUPATION
NAME, AGE AND ADDRESS      WITH THE TRUST             DURING PAST FIVE YEARS

Frank H. Abbott, III (75)
1045 Sansome St.
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 32 of the investment companies in the Franklin Templeton Group of Funds.

Harris J. Ashton (64)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045

Trustee

President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); and director, trustee or managing general partner, as the case may be, of 56 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (64)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (82)
111 New Montgomery St., #402
San Francisco, CA 94105

Trustee

Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (64)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 57 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (40)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 39 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (56)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 61 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (67)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc. (software firm); Director, FischerImaging Corporation (medical imaging systems); and director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds.

*William J. Lippman (72)
One Parker Plaza
Fort Lee, NJ 07024

Trustee

Senior Vice President, Franklin Resources, Inc. and Franklin Management, Inc.; President and Director, Franklin Advisory Services, Inc. and officer and/or director or trustee of seven of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (68)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Chairman, White River Corporation (information and financial services); Director, Fund American Enterprises Holdings, Inc. (financial services), MCI Communications Corporation, CCC Information Services Group, Inc. (information services), MedImmune, Inc. (biotechnology), Source One Mortgage Services Corporation (financial services), Shoppers Express (home shopping), Spacehab, Inc. (aerospace services); and director, trustee or managing general partner, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds; formerly Chairman, Hambrecht and Quist Group (venture capital and investment banking); Director, H & Q Healthcare Investors (investment trust); and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (52)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc. and Franklin Templeton Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 61 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (36)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; President, Franklin Templeton Services, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; Treasurer, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; officer of most of the other subsidiaries of Franklin Resources, Inc.; and officer, director and/or trustee of 61 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (48)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc., and officer of 61 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 38 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (59)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President/National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 33 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Franklin Templeton Distributors, Inc. ("Distributors") and Advisers. Nonaffiliated members of the Board are currently paid $50 per month plus $50 per meeting attended. As shown above, some of the nonaffiliated Board members also serve as directors, trustees or managing general partners of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                               NUMBER OF BOARDS
                                         TOTAL FEES RECEIVED   IN THE  FRANKLIN
                           TOTAL FEES    FROM THE FRANKLIN    TEMPLETON GROUP OF
                           RECEIVED      TEMPLETON GROUP OF   FUNDS ON WHICH
NAME                       FROM THE      FUNDS**              EACH SERVES***
                           TRUST*
Frank H. Abbott, III       $1,150        $165,236                  32
Harris J. Ashton           $1,150        $343,591                  56
S. Joseph Fortunato        $1,150        $360,411                  58
David Garbellano           $1,150        $148,916                  31
Frank W.T. LaHaye          $1,100        $139,233                  27
Gordon S. Macklin          $1,150        $335,541                  53

*For the fiscal year ended October 31, 1996.
**For the calendar year ended December 31, 1996.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 62 registered investment companies, with approximately 171 U.S. based funds or series.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Franklin Resources, Inc. ("Resources") may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

a. As of February 3, 1997, Franklin Adjustable U.S. Government Securities Fund, a series of the Franklin Investors Securities Trust, ("FIST") owned 97.8% of the outstanding voting securities of the Portfolio. Accordingly, the Franklin Adjustable U.S. Government Securities Fund could be deemed to control the Portfolio, as that term is defined under the 1940 Act. FIST was organized as a Massachusetts business trust and is located at the address of the registrant set forth on the cover of this amendment to the registration statement.


b. Except for the companies referred to in this item, no person was known to hold beneficially or of record more than 5% of the Portfolio's outstanding shares of beneficial interest.

c.  Not Applicable

16. INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICES PROVIDED. The Portfolio's investment manager is Advisers. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities. Under the terms of the management agreement, Advisers provides office space and office furnishings, facilities and equipment required for managing the business affairs of the Portfolio; maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Trust and its Portfolios.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Investment Advisory and Other Services - Summary of Code of Ethics" below.

MANAGEMENT FEES. For the fiscal years ended October 31, 1996, 1995 and 1994, management fees, before any advance waiver, totaled $1,891,159, $2,456,413 and $4,787,133, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $1,090,876, $68,077 and $0 during each of these periods, respectively.

MANAGEMENT AGREEMENT. The management agreement is in effect until February 28, 1998. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the Board members who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, or by Advisers on 60 days' written notice, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Trust's shareholder servicing agent and acts as the Trust's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

CUSTODIANS. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Portfolio. Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, acts as custodian for cash received in connection with the purchase of Portfolio shares. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITORS. Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended October 31, 1996, their auditing services consisted of rendering an opinion on the financial statements of the Trust included in the Annual Report to shareholders of the Trust for the fiscal year ended October 31, 1996.

SUMMARY OF CODE OF ETHICS. Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed within 24 hours after clearance; (ii) copies of all brokerage confirmations must be sent to a compliance officer and, within 10 days after the end of each calendar quarter, a report of all securities transactions must be provided to the compliance officer; and (iii) access persons involved in preparing and making investment decisions must, in addition to (i) and (ii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.


17. BROKERAGE ALLOCATION


THE PORTFOLIO'S POLICIES REGARDING BROKERS USED ON PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services received by Advisers from brokers or dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staff of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Trust's officers are satisfied that the best execution is obtained, consistent with internal policies the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.

Because Distributors is a member of the National Association of Securities Dealers, Inc., it may sometimes receive certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. As a means of recapturing brokerage for the benefit of the Portfolio, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to Advisers will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities by the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

During the fiscal years ended October 31, 1996, 1995 and 1994, the Portfolio paid no brokerage commissions.

As of October 31, 1996, the Portfolio did not own securities of its regular broker-dealers.


18. CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.



Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are credited to an account in the name of an investor on the books of the Portfolio. The Portfolio does not issue share certificates. Shares have no preemptive, subscription or conversion rights.

An investment in the Portfolio is not a deposit insured by the FDIC and is not an obligation of or guaranteed by any bank.

19. PURCHASE, REDEMPTION AND PRICING OF
     SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

REDEMPTIONS IN KIND


The Trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of each series' net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the Securities and Exchange Commission. In the case of redemption requests in excess of these amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and you may incur brokerage fees in converting the securities to cash. The Portfolio does not intend to redeem illiquid securities in kind. If this happens, however, you may not be able to recover your investment in a timely manner.

CALCULATION OF NET ASSET VALUE

We calculate the net asset value per share as of the scheduled close of the NYSE, generally 1:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this amendment to the registration statement, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For the purpose of determining the aggregate net assets of the Portfolio, cash and receivables are valued at their realizable amounts. Interest is recorded as accrued and dividends are recorded on the ex-dividend date. Portfolio securities listed on a securities exchange or on the NASDAQ National Market System for which market quotations are readily available are valued at the last quoted sale price of the day or, if there is no such reported sale, within the range of the most recent quoted bid and ask prices. Over-the-counter portfolio securities are valued within the range of the most recent quoted bid and ask prices. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market as determined by Advisers.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the scheduled close of the NYSE. The value of these securities used in computing the net asset value of the Portfolio's shares is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the scheduled close of the NYSE that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the Board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the Board. With the approval of the Board, the Portfolio may utilize a pricing service, bank or Securities Dealer to perform any of the above described functions.

REINVESTMENT DATE

Shares acquired through the reinvestment of dividends will be purchased at the net asset value determined on the business day following the dividend record date (sometimes known as the "ex-dividend date"). The processing date for the reinvestment of dividends may vary and does not affect the amount or value of the shares acquired.


20. TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected and intends to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be taxable to the extent of the Portfolio's available earnings and profits.

The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, are treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare dividends in December as necessary to avoid the imposition of this tax, but the Portfolio does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.


Redemptions and exchanges of the Portfolio's shares are taxable transactions for federal and state income tax purposes. For most shareholders, gain or loss will be recognized in an amount equal to the difference between the shareholder's basis in its shares and the amount received, subject to the rules described below. If such shares are a capital asset in the hands of the shareholder, gain or loss is capital gain or loss and is long-term for federal income tax purposes if the shares have been held for more than one year.

All or a portion of a loss realized upon a redemption of shares is disallowed to the extent other shares of the Portfolio are purchased (through reinvestment of dividends or otherwise) within 30 days before or after such redemption.

Any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of amounts treated as distributions of net long-term capital gain with respect to such shares.

21. UNDERWRITERS

     Not Applicable

22. CALCULATION OF PERFORMANCE DATA

     Not Applicable

23. FINANCIAL STATEMENTS


The audited financial statements contained in the Annual Report to shareholders of the Trust, for the fiscal year ended October 31, 1996, including the auditors' report, are incorporated herein by reference.









                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
                      ADJUSTABLE RATE SECURITIES PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO

The Adjustable Rate Securities Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of the Adjustable Rate Securities Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on February 15, 1991 and is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is the U.S. Government Adjustable Rate Mortgage Portfolio. As permitted by applicable law, the Portfolio's shares of beneficial interest, par value of $.01 per share, are sold only to other investment companies.


SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE UNITED STATES ("U.S.") GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO

The investment objective of the Portfolio is to seek a high level of current income, consistent with lower volatility of principal than a fund that invests in fixed-rate securities. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. Of course, there is no assurance that the Portfolio's investment objective will be achieved.

The Portfolio will seek to achieve its investment objective by investing at least 65% of its total assets in adjustable rate securities, collateralized by or representing an interest in mortgages, including adjustable rate mortgage securities ("ARMS") issued or guaranteed by private institutions or by the U.S. government, its agencies or instrumentalities, and other adjustable rate asset-backed securities (collectively, "ARS,") which have interest rates that reset at periodic intervals. The Portfolio may invest in ARMS issued by commercial banks, savings and loan institutions, insurance companies, including private mortgage insurance companies, mortgage bankers, mortgage conduits of investment banks, finance companies, real estate companies and private corporations and others, so long as they are consistent with the Portfolio's investment objective. Private mortgage securities which are not issued or guaranteed by the U.S. government are generally structured with one or more types of credit enhancement.

The Portfolio may also invest up to 35% of its total assets in: (a) notes, bonds and discount notes of Federal Home Loan Banks, Federal National Mortgage Association ("FNMA"), Government National Mortgage Association ("GNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), and Small Business Administration; (b) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations; (c) time and savings deposits (including certificates of deposit) in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation ("FDIC"); and (d) asset-backed and mortgage-backed securities issued by private and government entities. These securities may either be fixed rate or adjustable rate securities. The Portfolio's investment in time deposits will not exceed 10% of its total assets.

The Portfolio will only invest in securities rated at least AA by Standard & Poor's Corporation ("S&P") or Aa by Moody's Investors Service ("Moody's"), two nationally recognized statistical rating agencies. The Portfolio may also invest in unrated securities if the Portfolio's investment manager determines that they are of comparable quality to the ratings above.

For temporary defensive purposes, the Portfolio may invest up to 100% of its assets in U.S. government securities, certificates of deposit of banks having total assets in excess of $5 billion, and repurchase agreements.

MORTGAGE SECURITIES - GENERAL CHARACTERISTICS. A mortgage security is an interest in a pool of mortgage loans. The primary issuers or guarantors of mortgage securities are GNMA, FNMA, and FHLMC. GNMA creates mortgage securities from pools of government guaranteed or insured (Federal Housing Authority or Veterans Administration) mortgages originated by mortgage bankers, commercial banks, and savings and loan associations. FNMA and FHLMC issue mortgage securities from pools of conventional and federally insured and/or guaranteed residential mortgages obtained from various entities, including savings and loan associations, savings banks, commercial banks, credit unions, and mortgage bankers.

The principal and interest on GNMA securities are guaranteed by GNMA and the guarantee is backed by the full faith and credit of the U.S. government. Mortgage securities of FNMA and FHLMC are not backed by the full faith and credit of the U.S. government. FNMA guarantees full and timely payment of all interest and principal, and FHLMC guarantees timely payment of interest and the ultimate collection of principal. Securities issued by FNMA are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by FHLMC are supported only by the credit of the agency. There is no guarantee that the government will support government agency securities and, accordingly, they may involve a risk of non-payment of principal and interest. Nonetheless, because FNMA and FHLMC are instrumentalities of the U.S. government, securities issued by them are generally considered to be high quality investments having minimal credit risks. The yields on these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk. (See "What are the Portfolio's Potential Risks?")

The Portfolio may invest in private mortgage securities. Private issuers of mortgage securities may be both the originators of the underlying mortgage loans as well as the guarantors of the mortgage securities. Pools of conventional residential mortgage loans created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payment. Timely payment of interest and principal is, however, generally supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurance companies or the mortgage poolers. The insurance and guarantees and the creditworthiness of their issuers will be considered when determining whether a mortgage security meets the Portfolio's quality standards. The Portfolio may buy mortgage securities without insurance or guarantees if, through an examination of the loan experience and practices of the poolers, Advisers determines that the securities meet the Portfolio's quality standards.

Most mortgage securities are pass-through securities. This means that they provide investors with payments consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage securities nor do they extend to the value of the Portfolio's or the Fund's shares.

ADJUSTABLE RATE MORTGAGE SECURITIES. ARMS, like traditional mortgage securities, are interests in pools of mortgage loans. The interest rates on the mortgages underlying ARMS are reset periodically. As the interest rates are reset, the yields of the securities will gradually align themselves to reflect changes in market rates so that their market value will remain relatively stable as compared to fixed rate securities. As a result, the Portfolio's Net Asset Value should fluctuate less significantly than if the Portfolio invested in more traditional long-term, fixed rate securities. During periods of rising interest rates, changes in the interest rates on mortgages underlying ARMS lag behind changes in the market rate. This may result in a lower Net Asset Value until the interest rate resets to market rates. Thus, you could suffer some principal loss if you sell your shares of the Fund before the interest rates on the underlying mortgages in the Portfolio reset to reflect current market rates. During periods of extreme fluctuation in interest rates, the Portfolio's and thus the Fund's Net Asset Value will fluctuate as well. A portion of the ARMS in which the Portfolio may invest may not reset for up to five years. Since most mortgage securities held by the Portfolio will generally have annual reset limits or caps of 100 to 200 basis points, short-term fluctuations in interest rates above these levels could cause these mortgage securities to "cap out" and behave more like long-term, fixed rate debt securities.

Because the interest rates on the mortgages underlying ARMS are reset periodically, the Portfolio may participate in increases in interest rates, resulting in both higher current yields and lower price fluctuations. This differs from fixed rate mortgages, which generally decline in value during periods of rising interest rates. If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolio generally will be able to reinvest these amounts in securities with a higher current rate of return. The Portfolio, however, will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or "cap rates") for a particular mortgage security.

During periods of declining interest rates, of course, the coupon rates may readjust downward, resulting in lower yields to the Portfolio. Further, because of this feature, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as fixed-rate instruments. As with other mortgage-backed securities, interest rate declines may result in accelerated prepayment of mortgages, and the proceeds from such prepayments must be reinvested at lower prevailing interest rates.

One additional difference between ARMS and fixed-rate mortgages is that for certain types of ARMS, the rate of amortization of principal, as well as interest payments, can and does change in accordance with movements in a particular, pre-specified, published interest rate index. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. It is these special characteristics which are unique to adjustable-rate mortgages that the Portfolio's investment manager believes make them attractive investments in seeking to accomplish the Portfolio's objective.

Mortgage loan pools offering pass-through investments in addition to those described above may be created in the future. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term, fixed-rate mortgages. As new types of mortgage-related securities are developed and offered to investors, the Portfolio may invest in them if doing so is consistent with the Portfolio's objective, policies and quality standards.

ADJUSTABLE RATE SECURITIES. The Portfolio will invest primarily in ARS. ARS are debt securities with interest rates which, rather than being fixed, are adjusted periodically pursuant to a pre-set formula and interval. As stated above, the Portfolio invests primarily in ARS. The interest paid on ARS and, therefore, the current income earned by the Portfolio by investing in ARS, will be a function primarily of the indices upon which adjustments are based and the applicable spread relating to the ARS. (See the discussion of "Resets" below.)

The interest rates paid on ARS are generally readjusted periodically to an increment over the chosen interest rate index. These readjustments occur at intervals ranging from one to sixty months. The degree of volatility in the market value of the securities held by the Portfolio and of the net asset value of Portfolio shares will be a function primarily of the length of the adjustment period and the degree of volatility in the applicable indeces. It will also be a function of the maximum increase or decrease of the interest-rate adjustment on any one adjustment date, in any one year and over the life of the securities. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively. The Portfolio does not seek to maintain an overall average cap or floor, although Advisers considers caps or floors in selecting ARS for the Portfolio.

While the Portfolio does not attempt to maintain a constant net asset value per share, during periods in which short-term interest rates move within the caps and floors of the securities held by the Portfolio, the fluctuation in market value of the ARS in the Portfolio is expected to be relatively limited, since the interest rate on the Portfolio's ARS generally adjust to market rates within a short period of time. In periods of substantial short-term volatility in short-term interest rates, the value of the Portfolio's holdings may fluctuate more substantially since the caps and floors of its ARS may not permit the interest rate to adjust to the full extent of the movements in short-term rates during any one adjustment period. In the event of dramatic increases in interest rates, the lifetime caps on the ARS may prevent such securities from adjusting to prevailing rates over the term of the loans. In this case, the market values of the ARS may be substantially reduced with a corresponding decline in the Portfolio's net asset value.


For a discussion of the Portfolio's investments in adjustable-rate asset-backed securities, including the risk of such investments, see "Investment Objective and Policies of the Portfolio - Asset-Backed
Securities" below.




COLLATERALIZED MORTGAGE OBLIGATIONS ("CMO") AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMIC") AND MULTI-CLASS PASS-THROUGHS. The Portfolio may invest in CMOs and REMICs issued or guaranteed by U.S. government agencies or instrumentalities. It may also invest in CMOs and REMICs issued by certain financial institutions and other mortgage lenders and in multi-class pass-through securities.

CMOs and REMICs are debt instruments issued by special purpose entities that are secured by pools of mortgage loans or other mortgage-backed securities. Multi-class pass-through securities are equity interests in a trust composed of mortgage loans or other mortgage-backed securities. Payments of principal and interest on underlying collateral provides the funds to pay debt service on CMOs or REMICs or to make scheduled distributions on the multi-class pass-through securities. Unless the context indicates otherwise, the discussion of CMOs below may also apply to REMICs and multi-class pass-through securities.

CMOs are issued in multiple classes. Each class, often referred to as a "tranche," is issued at a specified coupon rate or adjustable rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on the underlying mortgages may be allocated among several classes of a series of a CMO in many ways. In a common structure, payments of principal, including any principal prepayments, on the underlying mortgages are applied to the classes of a series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of a CMO until all other classes having an earlier stated maturity or final distribution date have been paid in full.

One or more tranches of a CMO may have coupon rates that reset periodically at a specified increment over an index such as the London Interbank Offered Rate ("LIBOR"). These adjustable rate tranches, known as "floating rate CMOs," will be deemed to be treated as ARMS by the Portfolio. Floating rate CMOs may be backed by fixed-rate or adjustable-rate mortgages. To date, fixed-rate mortgages have been more commonly utilized for this purpose. Floating rate CMOs are typically issued with lifetime caps on the coupon rate. These caps, similar to the caps on ARMS, represent a ceiling beyond which the coupon rate on a floating rate CMO may not be increased regardless of increases in the underlying interest rate index.

Yields on privately issued CMOs have been historically higher than the yields on CMOs issued or guaranteed by U.S. government agencies or instrumentalities. The risk of loss due to default on privately issued CMOs instruments, however, is higher since they are not guaranteed by the U.S. government. The trustees of the Portfolio believe that accepting the risk of loss relating to its investments in privately issued CMOs is justified by the higher yield the Portfolio will earn in light of the historic loss experience on such instruments. The Portfolio does not invest in subordinated privately issued CMOs.

REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. As with CMOs, the underlying mortgages include those backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities or issued by private entities and that are not guaranteed by any government agency or instrumentality.


The Portfolio's investment manager currently intends to limit investment in fixed-rate CMOs and REMICS to planned amortization classes ("PACs") and sequential pay classes. A PAC is retired according to a payment schedule in order to have a stable average life and yield even if expected prepayment rates change. Within a specified broad range of prepayment possibilities, the retirement of all classes is adjusted so that the PAC bond amortization schedule will be met. Thus, PAC bonds offer more predictable amortization schedules at the expense of less predictable cash flows for the other bonds in the structure. Within a given structure, the Portfolio currently intends to buy the PAC bond with the shortest remaining average life. A sequential pay CMO is structured so that only one class of bonds will receive principal until it is paid off completely. Then the next sequential pay CMO class will begin receiving principal until it is paid off. The Portfolio currently intends to buy sequential pay CMO securities in the class with the shortest remaining average life.


To the extent any privately issued CMOs and REMICs in which the Portfolio invests are considered by the SEC to be investment companies, the Portfolio will limit its investments in such securities in a manner consistent with the provisions of the 1940 Act.

RESETS. The interest rates paid on the ARMS, ARS and CMOs generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index, although some securities in which the Portfolio invests may have intervals as long as five years. There are three main categories of indices: those based on the LIBOR; those based on U.S. Treasury securities; and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-, three- and five-year constant maturity Treasury rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-, three-, six-month or one-year LIBOR, the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile.

CAPS AND FLOORS. The underlying mortgages which collateralize ARMS and CMOs will frequently have caps and floors that limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

STRIPPED MORTGAGE SECURITIES. The Portfolio may invest in stripped mortgage securities, which are derivative multi-class mortgage securities. The stripped mortgage securities in which the Portfolio may invest will only be issued or guaranteed by the U.S. government, its agencies or instumentalities. Stripped mortgage securities have greater market volatility than other types of mortgage securities in which the Portfolio invests.


Stripped mortgage securities are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security has one class receiving some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. In the most extreme case, one class receives all of the interest (the interest-only or "IO" class), while the other class receives all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and, a rapid rate of principal payments may have a material adverse effect on the yield to maturity of any such IOs held by the Portfolio. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the securities are rated in the highest rating categories, AAA or Aaa, by S&P or Moody's, respectively.


Stripped mortgage securities are purchased and sold by institutional investors, such as the Portfolio, through several investment banking firms acting as brokers or dealers. As these securities were only recently developed, traditional trading markets have not yet been established for all stripped mortgage securities. Accordingly, some of these securities may generally be illiquid. The staff of the SEC has indicated that only government-issued IO or PO securities which are backed by fixed-rate mortgages may be deemed to be liquid, if procedures with respect to determining liquidity are established by a fund's board. The Portfolio's Board of Trustees (the "Board") may, in the future, adopt procedures which would permit the Portfolio to acquire, hold, and treat as liquid government-issued IO and PO securities. At the present time, however, all such securities will continue to be treated as illiquid and will, together with any other illiquid investments, not exceed 10% of the Portfolio's net assets. This position may be changed in the future, without notice to shareholders, in response to the SEC staff's continued reassessment of this matter, as well as to changing market conditions.

FLOATERS. Up to 5% of the Portfolio's assets may be invested in inverse floaters and super floaters. Please see Part B, Item 13 for more information about these investments.

ASSET-BACKED SECURITIES. The Portfolio may invest in asset-backed securities, including adjustable-rate asset-backed securities, that have interest rates that reset at periodic intervals. Asset-backed securities are similar to mortgage-backed securities. The underlying assets, however, include assets such as receivables on home equity and credit card loans, and receivables regarding automobiles, mobile home and recreational vehicle loans and leases. The assets are securitized either in a pass-through structure (similar to a mortgage pass-through structure) or in a pay-through structure (similar to the CMO structure). The Portfolio may invest in these and other types of asset-backed securities that may be developed in the future. In general, the collateral supporting asset-backed securities is of a shorter maturity than mortgage loans and historically has been less likely to experience substantial prepayment.

DERIVATIVES. Some of the types of investments discussed in this Prospectus may be considered "derivatives." Derivatives are broadly defined as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset. To the extent indicated, the Portfolio may invest in CMOs, REMICs, uncovered mortgage dollar rolls, multi-class pass-throughs, stripped mortgage securities, other asset-backed securities, and structured notes. Some, all or the component parts of these instruments may be considered derivatives. The Portfolio may use these instruments to help manage risks relating to interest rates and other market factors, increase liquidity, and/or invest in a particular instrument in a more efficient or less expensive way. The Portfolio will not necessarily use these instuments or investment strategies to the full extent permitted unless the Portfolio's investment manager believes that doing so will help the Portfolio reach its investment objective, and not all instruments or strategies will be used at all times.

OTHER INVESTMENT POLICIES

MORTGAGE DOLLAR ROLLS. The Portfolio may enter into mortgage "dollar rolls" in which the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (name, type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop"), as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position.

REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase transactions in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying security marked-to-market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio, however, intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks that are deemed creditworthy by the Portfolio's investment manager. A repurchase agreement is deemed to be a loan by the Portfolio under the 1940 Act. The U.S. government security subject to resale (the collateral) will be held on behalf of the Portfolio by a custodian bank approved by the Board and will be held pursuant to a written agreement.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Portfolio may purchase any securities for its portfolio on a "when-issued" or "delayed delivery" basis. These transactions are arrangements under which the Portfolio purchases securities with payment and delivery scheduled for a future time, generally in 30 to 60 days. Purchases of securities on a when-issued or delayed delivery basis are subject to market fluctuation and are subject to the risk that the value or yields at delivery may be more or less than the purchase price or the yields available when the transaction was entered into. Although the Portfolio will generally buy securities on a when-issued basis with the intention of acquiring such securities, it may sell such securities before the settlement date if it is deemed advisable. When the Portfolio is the buyer, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of its purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed delivery transactions, it will do so only for the purpose of acquiring portfolio securities consistent with the Portfolio's investment objective and policies and not for the purpose of investment leverage. In when-issued and delayed delivery transactions, the Portfolio relies on the seller to complete the transaction. The other party's failure to do so may cause the Portfolio to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. The Portfolio is not subject to any percentage limit on the amount of its assets which may be invested in when-issued purchase obligations.

LOANS OF PORTFOLIO SECURITIES. Consistent with the procedures approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors provided that such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan. The borrower must deposit with the Portfolio's custodian bank collateral with an initial market value of at least 102% of the initial market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 102%. This collateral shall consist of cash. The lending of securities is a common practice in the securities industry. The Portfolio may engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing the cash collateral in short-term interest bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Portfolio may borrow from banks from time to time to increase its investments. Borrowings may be secured or unsecured, and at fixed or variable rates of interest. The Portfolio will borrow only to the extent that the value of its assets, less its liabilities (excluding borrowings), is equal to at least 300% of its borrowings. If the Portfolio does not meet the 300% test, it will be required to reduce its debt within three business days to the extent necessary to meet that test. This may require the Portfolio to sell a portion of its investments at a disadvantageous time.

Borrowing for investment purposes is a speculative investment technique known as "leveraging." When the Portfolio leverages its assets, the net asset value of the Portfolio may increase or decrease at a greater rate than if the Portfolio were not leveraged. The interest payable on the amount borrowed increases the Portfolio's expenses, (and thus reduces the income to the Portfolio), and if the appreciation and income produced by the investments purchased with the borrowings do not exceed the cost of the borrowing, the investment performance of the Portfolio is reduced by leveraging.

The Portfolio may not borrow money or pledge any of its assets, except that borrowings (and a pledge of assets in connection there with) for temporary or defensive purposes may be made from banks in an amount up to 20% of its assets.

ILLIQUID INVESTMENTS. The Portfolio's policy is not to invest more than 10% of its net asset, at the time of purchase, in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Portfolio has valued them. They include, among others, repurchase agreements and time and savings deposits of more than seven days' duration.

PERCENTAGE RESTRICTIONS. If a percentage restriction noted above is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value or liquidity of portfolio securities or the amount of net assets will not be considered a violation of any of the foregoing policies.

PORTFOLIO TURNOVER. The Portfolio's portfolio turnover rate for the fiscal years ended October 31, 1996 and 1995, was 46.78% and 50.29%, respectively.

OTHER POLICIES AND RESTRICTIONS. The Portfolio is subject to a number of additional investment restrictions that limit its activities to some extent. Some of thses restrictions may only be changed with the shareholder approval. A list of these restrictions and more information concerning the policies are contained in Part B of this registration statement.

ADVANTAGES OF INVESTING IN THE PORTFOLIO

The Portfolio enables its shareholders to invest easily in ARS which are rated at least AA by S&P or Aa by Moody's or, if unrated, will be deemed to be of comparable quality by Advisers, or such ARS which are issued or guaranteed by the U.S. government, its agencies or instrumentalities. Any guarantee will extend to the payment of interest and principal due on the securities and will not provide any protection from fluctuations in the market value of the securities. The Portfolio's investment manager believes that by investing primarily in ARS which provide for variable rates of interest, the Portfolio will achieve a more consistent and less volatile net asset value than is characteristic of mutual funds that invest primarily in securities paying a fixed rate of interest.

Principal payments received on the Portfolio's mortgage securities will be reinvested by the Portfolio in other securities. These securities may have a higher or lower yield than the mortgage securities already held by the Portfolio, depending on market conditions.

An investment in the Portfolio provides liquidity for the investor, who may redeem at the current net asset value at any time in accordance with the procedures described under the caption "How to Sell Shares of the Portfolio" discussed under Item 8 below.

WHAT ARE THE PORTFOLIO'S POTENTIAL RISKS?

The value of your shares will increase as the value of the securities owned by the Portfolio increases and will decrease as the value of the Portfolio's investments decrease. In this way, you participate in any change in the value of the securities owned by the Portfolio.

MORTGAGE SECURITIES. The mortgage securities in which the Portfolio invests differ from conventional bonds in that principal is paid back over the life of the mortgage security rather than at maturity. As a result, the holder of the mortgage securities (i.e., the Portfolio) receives monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest which is lower than the rate on the existing mortgage securities. For this reason, mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates. In general, fixed-rate mortgage securities have greater exposure to this "prepayment risk" than ARMS.

The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. ARMS, however, have less risk of a decline during periods of rapidly rising rates, but, like other mortgage securities, may also have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. To the extent market interest rates increase beyond the applicable cap or maximum rate on ARMS or beyond the coupon rates of fixed-rate mortgage securities, the market value of the mortgage security would likely decline to the same extent as a conventional fixed-rate security.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, is taxable as ordinary income.

With respect to pass-through mortgage pools issued by non-governmental issuers, there can be no assurance that the private insurers associated with such securities can meet their obligations. Although the market for such non-governmentally issued or guaranteed mortgage securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. These securities are subject to the Portfolio's limit with respect to illiquid investments in securities.

ADJUSTABLE RATE SECURITIES. ARS have several characteristics that should be considered before investing in the Portfolio. As indicated above, the interest rate reset features of ARS held by the Portfolio reduces the effect on the net asset value of Portfolio shares caused by changes in market interest rates. The market value of ARS and, therefore, the Portfolio's net asset value, however, may vary to the extent that the current interest rate on such securities differs from market interest rates during periods between the interest reset dates. A portion of the ARS in which the Portfolio may invest may not reset for up to five years. These variations in value occur inversely to changes in the market interest rates. Thus, if market interest rates rise above the current rates on the securities, the value of the securities will decrease; conversely, if market interest rates fall below the current rate on the securities, the value of the securities will rise. If investors in the Portfolio sold their shares during periods of rising rates before an adjustment occurred, such investors may suffer some loss. The longer the adjustment intervals on ARS held by the Portfolio, the greater the potential for fluctuations in the Portfolio's net asset value.

Investors in the Portfolio will receive increased income as a result of upward adjustments of the interest rates on ARS held by the Portfolio in response to market interest rates. The Portfolio and its shareholders, however, will not benefit from increases in market interest rates once such rates rise to the point where they cause the rates on such ARS to reach their maximum adjustment date, annual or lifetime caps. In addition, because of their interest rate adjustment feature, ARS are not an effective means of "locking-in" attractive interest rates for periods in excess of the adjustment period.

In the case of privately issued ARMS where the underlying mortgage assets carry no agency or instrumentality guarantee, the mortgagors on the loans underlying the ARMS are often qualified for such loans on the basis of the original payment amounts. The mortgagor's income may not be sufficient to enable them to continue making their loan payments as such payments increase, resulting in a greater likelihood of default. Conversely, any benefits to the Portfolio and its shareholders from an increase in the Portfolio's net asset value caused by falling market interest rates is reduced by the potential for a decline in the interest rates paid on ARS held by the Portfolio. The Portfolio, therefore, is not designed for investors seeking capital appreciation.

ASSET-BACKED SECURITIES. Asset-backed securities entail certain risks not present with mortgage-backed securities as they do not have the benefit of the same type of security interests in the underlying collateral. Credit card receivables are generally unsecured, and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the outstanding balance. In the case of automobile receivables, there is a risk that the holders may not have either a proper or first security interest in all of the obligations backing such receivables due to the large number of vehicles involved in a typical issuance and the technical requirements imposed under state laws. Therefore, recoveries on repossessed collateral may not always be available to support payments on the securities. In the case of a home equity loan, there is a risk that the homeowner will default and there will not be enough money left to pay off the home equity loan after paying off the first mortgage. (For more information concerning the risks of investing in asset-backed securities, see Part B, Item 13.)

INTEREST RATE RISK. Changes in interest rates will affect the value of the Portfolio's holdings and thus the Portfolio's share price. Rising interest rates, which often occur during times of inflation or a growing economy, are likely to have a negative effect on the value of the Portfolio's shares. Interest rates have increased and decreased in the past. These changes are unpredictable and may happen again in the future.


GENERAL INFORMATION

The Trust is authorized to issue an unlimited number of shares of beneficial interest. All shares of the Trust have one vote, and, when issued, are fully paid and non-assessable.

The Trust has two series and was formerly named the Franklin Institutional U.S. Government ARM Fund. On October 18, 1991, the Board approved a change in the Trust's name and the addition of the Portfolio as the Trust's second series. Additional series may be added in the future by the Board, the assets and liabilities of which will be separate and distinct from any other series. On June 15, 1993, the Board approved a change in the fiscal year end of the Trust to October 31 of each year from January 31.

5. MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO


THE BOARD. The Board oversees the management of the Trust and elects its officers. The officers are responsible for the Trust's and the Portfolio's day-to-day operations.

INVESTMENT MANAGER . Franklin Advisers, Inc. ("Advisers"), at the address of the registrant shown on the cover of this amendment to the registration statement, manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $179 billion in assets.

MANAGEMENT TEAM. The team responsible for the day-to-day management of the Portfolio is: Roger Bayston since 1991, Anthony Coffey since 1991 and Jack Lemein since inception.


Roger Bayston
Portfolio Manager of Advisers

Mr. Bayston is a Chartered Financial Analyst and holds a Master of Business Administration degree from the University of California at Los Angeles. He earned his Bachelor of Science degree from the University of Virginia. He has been with Advisers or an affiliate since earning his MBA degree in 1991.

Anthony Coffey
Portfolio Manager of Advisers

Mr. Coffey is a Chartered Financial Analyst and holds a Master of Business Administration from the University of California at Los Angeles. He earned his Bachelor of Arts degree in applied mathematics and economics from Harvard University. Mr. Coffey has been with Advisers or an affiliate since 1989. He is a member of several securities industry-related associations.

Jack Lemein
Senior Vice President of Advisers

Mr. Lemein holds a Bachelor of Science degree in finance from the University of Illinois. He has been in the securities industry since 1967 and with Advisers or an affiliate since 1984. He is a member of several securities industry-related associations.


Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment policies and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business. Advisers performs similar services for other funds and there may be times when the actions taken with respect to the portfolio will differ from those taken by Advisers on behalf of other funds. Neither Advisers (including its affiliates) nor its officers, directors or employees nor the officers and trustees of the Trust are prohibited from investing in securities held by the Portfolio or other funds which are managed or administered by Advisers to the extent such transactions comply with the Portfolio's Code of Ethics.

The Portfolio is responsible for its own operating expenses including, but not limited to, Advisers' fee; taxes, if any; custodian, legal and auditing fees; fees and expenses of trustees who are not members of, affiliated with or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the value of the Portfolio's net assets; and printing and other expenses which are not expressly assumed by Advisers.

Under the management agreement, the Portfolio is obligated to pay Advisers a fee computed daily and payable monthly, at the annual rate as follows: 40/100 of 1% for the first $5 billion of its average daily net assets; plus 35/100 of 1% of its average daily net assets in excess of $5 billion up through $10 billion; 33/100 of 1% of its average daily net assets in excess of $10 billion up through $15 billion; and 30/100 of 1% of its average daily net assets in excess of $15 billion.

During the fiscal year ended October 31, 1996, management fees before any advance waiver, totaled 0.40% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver, totaled 0.47% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.18% of the average daily net assets of the Portfolio and operating expenses totaling 0.25%. This arrangement may be terminated by Advisers at any time upon notice to the Board.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all transactions. If Advisers believes more than one broker or dealer can provide the best execution, consistent with internal policies, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. (Further information is included under "The Portfolio's Policies Regarding Brokers Used on Portfolio Transactions" in Part B, Item 17.)


The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6. CAPITAL STOCK AND OTHER SECURITIES


As discussed above, the Trust is a Delaware business trust. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in the U.S. Government Adjustable Rate Mortgage Portfolio. When issued for payment as described in this registration statement as amended, shares are validly issued, fully paid, and non-assessable and have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by each series and the net assets of such series upon liquidation or dissolution.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold a special meeting of a series, however, for matters requiring shareholder approval under the 1940 Act. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. The 1940 Act requires that we help you communicate with other shareholders in connection with removing members of the Board.

CONTROL PERSONS

As of February 3, 1997, the Franklin Adjustable Rate Securities Fund and the Franklin Institutional Adjustable Rate Securities Fund beneficially owned 1,568,095 shares (or 77.1%) and 463,773 shares (or 22.8%), respectively, of the Portfolio's outstanding shares and, accordingly, each may be deemed to be a controlling person under the 1940 Act.


DISTRIBUTIONS TO SHAREHOLDERS

As indicated below in response to Items 7 and 8, the Portfolio's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares are restricted securities which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from that Act. Accordingly, to the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

There are two types of distributions which the Portfolio may make to its shareholders:


1. INCOME DIVIDENDS. The Portfolio receives income primarily in the form of interest and other income derived from its investments. This income, less the expenses incurred in the Portfolio's operations, is its net investment income from which income dividends may be distributed. Thus, the amount of dividends paid per share may vary with each distribution. The Portfolio ordinarily declares dividends from its net investment income on each day its net asset value is calculated. The Portfolio's earnings for Saturdays, Sundays and holidays are declared as dividends on the next business day. Daily allocations of dividends will commence on the day funds are wired to the Portfolio. The amount of the dividend may fluctuate from day to day depending on changes in the factors that comprise the Portfolio's net investment income.


Dividends are declared daily and are reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share generally at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

2. CAPITAL GAIN DISTRIBUTIONS. The Portfolio may derive capital gains or losses in connection with sales or other dispositions of its portfolio securities. Distributions by the Portfolio derived from net short-term and net long-term capital gains (after taking into account any net capital loss carryovers) will generally be made once a year in December and will reflect any net short-term and net long-term capital gains realized by the Portfolio as of October 31 of such year. The Portfolio reserves the right to make more than one distribution derived from net short-term and net long-term capital gains in any year or to adjust the timing of these distributions for operational or other reasons.

TAX EFFECTS ON AN INVESTMENT IN THE PORTFOLIO

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.

TAXATION OF THE PORTFOLIO


Each separate series of the Trust is treated as a separate entity for federal income tax purposes. The Portfolio has elected and intends to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code). By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.


TAXATION OF SHAREHOLDERS

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares. Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.


None of the distributions paid by the Fund for the fiscal year ended October 31, 1996 qualified for the corporate dividends-received deduction and it is not expected that distributions for the current fiscal year will so qualify.


Pursuant to the Code, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, is treated as if received by the shareholder on December 31 of the calendar year in which they are declared.

Redemptions and exchanges of Portfolio's shares are taxable events on which a shareholder may realize a gain or loss. Any loss incurred on sale or exchange of the Portfolio's shares, held for six months or less, is treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.


While many states grant tax-free status to dividends paid to shareholders of mutual funds from interest income earned from direct obligations of the U.S. Government, none of the distributions of the Portfolio during the fiscal year ended October 31, 1996 qualified for such tax-free treatment. Investments in mortgaged-backed securities (including GNMA, FNMA, and FHLMC securities) and repurchase agreements collateralized by U.S. government securities do not qualify as direct federal obligations in most states. Shareholders should consult with their own tax advisors with respect to the applicability of state and local intangible property or income taxes to shares of the Portfolio and distributions and redemption proceeds received from the Portfolio.

Shareholders who are not considered U.S. persons for federal income tax purposes should consult with their financial or tax advisor regarding the applicability of U.S. withholding taxes to distributions received by them from the Portfolio and the application of foreign tax laws to these distributions.


Additional information in response to this item is contained under the discussion captioned "General Information" in Item 4, above.

7. PURCHASE OF SECURITIES

The Portfolio's shares have not been registered under the 1933 Act, which means that its shares may not be sold publicly. However, the Portfolio's shares may be sold through private placements pursuant to available exemptions from that Act.


Shares of the Portfolio are sold only to other investment companies. All shares are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Portfolio receives the order in proper form. Funds should be wired to the Portfolio's bank account at Bank of America, the Portfolio's custodian, for credit to the Portfolio's account. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank system and the Portfolio's custodian are closed.


VALUATION OF PORTFOLIO SHARES


The Portfolio is open for business each day the NYSE is open. The net asset value per share of the Portfolio is determined as of the scheduled close of the NYSE, generally 1:00 p.m. Pacific time.

To calculate Net Asset Value per share, the Portfolio's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. The Portfolio's assets are valued as described under "Calculation of Net Asset Value" in Part B, Item 19.


8. REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated above in response to Item 7, "Purchase of Securities," the Portfolio's shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed shares is made promptly but in no event later than seven days after receipt of the redemption request in good form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Custodian are closed. The right of redemption, however, may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Portfolio.


9. PENDING LEGAL PROCEEDINGS

    Not Applicable


                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
                      ADJUSTABLE RATE SECURITIES PORTFOLIO

FORM N-1A, PART B:

10. COVER PAGE

      Not Applicable

11. TABLE OF CONTENTS

      Not Applicable

12. GENERAL INFORMATION AND HISTORY

      Not Applicable

13. INVESTMENT OBJECTIVES AND POLICIES


As noted in response to Item 4, the Portfolio's investment objective is to seek a high level of current income, consistent with lower volatility of principal by following policies designed to achieve its objective. In addition to the policies stated in response to Item 4, the Portfolio has adopted the following restrictions as fundamental policies. These restrictions may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the Investment Company Act of 1940, as amended (the"1940 Act"), this means the approval of (i) more than 50% of the outstanding shares of the Portfolio or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:


1. Borrow money or mortgage or pledge any of its assets in an amount exceeding 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) valued at market less liabilities (not including the amount borrowed) at the time the borrowing was made.

2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.

3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in the registration statement as amended, and except that securities of the Portfolio may be loaned to qualified broker-dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the Portfolio's total assets at the time of the most recent loan. Also, the entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons except insofar as the Portfolio may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

5. Invest more than 5% of the value of the total assets of the Portfolio in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.

7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer, if to the knowledge of the Portfolio, one or more of its officers, trustees or investment adviser, own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development program.

11. Invest in companies for the purpose of exercising control or management.


12. Purchase securities of other investment companies, except to the extent permitted by the 1940 Act or pursuant to an exemption therefrom, granted by the Securities and Exchange Commission (the "SEC"). To the extent permitted by exemptions which may be granted under the 1940 Act, the Portfolio may invest in shares of one or more money market funds managed by Franklin Advisers, Inc. ("Advisers") or its affiliates.


13. Issue senior securities as defined in the 1940 Act except that this restriction will not prevent the Portfolio from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.


If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions.

OTHER POLICIES. There are no restrictions or limitations on investments in obligations of the U.S. government, or of corporations chartered by Congress as federal government instrumentalities. The underlying assets of the Portfolio may be retained in cash, including cash equivalents which are Treasury bills, and short-term bank obligations such as certificates of deposit, bankers' acceptances and repurchase agreements. It is intended, however, that only so much of the underlying assets of the Portfolio be retained in cash as is deemed desirable or expedient under then-existing market conditions. As noted elsewhere in the registration statement as amended, the Portfolio may invest up to 10% of its total net assets in illiquid securities. Investments in savings deposits are generally considered illiquid and will, together with other illiquid investments, not exceed 10% of the Portfolio's net assets.

To the extent indicated in this amendment to the registration statement, the Portfolio may invest in CMOs and REMICs. CMOs and REMICs may be issued by governmental or government related entities or by non-governmental entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers. Privately issued CMOs and REMICs include obligations issued by such non-governmental entities which are collateralized by (a) mortgage securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association ("GNMA"), (b) pools of mortgages which are guaranteed by an agency or instrumentality of the U.S. government, or (c) pools of mortgages which are not guaranteed by an agency or instrumentality of the U.S. Government and which may or may not be guaranteed by the private issuer.

The Portfolio may purchase securities issued or guaranteed by the U.S. government, or one of its agencies or instrumentalities. GNMA guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances can be given, however, that the U.S. government will provide such financial support to the obligations of the other U.S. government agencies or instrumentalities in which the Portfolio invests, since it is not obligated to do so. These agencies and instrumentalities are supported by either the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

FLOATERS. The Portfolio may invest up to 5% of its total assets in inverse floaters. Inverse floaters are instruments with floating or variable interest rates that move in the opposite direction, at an accelerated speed, to short-term interest rates. The Portfolio may also invest up to 5% of its assets in super floaters. These are instruments that float at a greater than 1 to 1 ratio with the London Interbank Offered Rate ("LIBOR") and are used as a hedge against the risk that LIBOR floaters become "capped" and can no longer float higher.

ASSET-BACKED SECURITIES. The Portfolio may invest a portion of its assets in asset-backed securities. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets. The rate of payments may be affected by economic and various other factors. Therefore, the yield may be difficult to predict and actual yield to maturity may be more or less than the anticipated yield to maturity. The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying the securities, how well the entities issuing the securities are insulated from the credit risk of the originator or affiliated entities, and the amount of credit support provided to the securities.


Credit supported asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, these securities may contain elements of credit support. Credit support falls into two categories: (i) liquidity protection, and (ii) protection against losses resulting from the ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses resulting from ultimate default enhances the likelihood of payments of the obligations on at least some of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of these approaches. The Portfolio does not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal and interest, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in the issue.

14. MANAGEMENT OF THE REGISTRANT


OFFICERS AND TRUSTEES

The Board of Trustees (the "Board") has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Trust's and the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Trust under the 1940 Act are indicated by an asterisk (*).


NAME, AGE AND              POSITIONS AND OFFICES      PRINCIPAL OCCUPATION
ADDRESS                     WITH THE TRUST            DURING PAST FIVE YEARS

Frank H. Abbott, III (75)
1045 Sansome St.
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 32 of the investment companies in the Franklin Templeton Group of Funds.

Harris J. Ashton (64)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045

Trustee

President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); and director, trustee or managing general partner, as the case may be, of 56 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (64)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (82)
111 New Montgomery St., #402
San Francisco, CA 94105

Trustee

Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (64)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 57 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (40)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 39 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (56)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 61 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (67)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc. (software firm); Director, FischerImaging Corporation (medical imaging systems); and director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds.

*William J. Lippman (72)
One Parker Plaza
Fort Lee, NJ 07024

Trustee

Senior Vice President, Franklin Resources, Inc. and Franklin Management, Inc.; President and Director, Franklin Advisory Services, Inc. and officer and/or director or trustee of seven of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (68)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Chairman, White River Corporation (information and financial services); Director, Fund American Enterprises Holdings, Inc.(financial services), MCI Communications Corporation, CCC Information Services Group, Inc. (information services), MedImmune, Inc. (biotechnology), Source One Mortgage Services Corporation (financial services), Shoppers Express (home shopping), Spacehab, Inc. (aerospace services); and director, trustee or managing general partner, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds; formerly Chairman, Hambrecht and Quist Group (venture capital and investment banking); Director, H & Q Healthcare Investors (investment trust); and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (52)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc. and Franklin Templeton Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 61 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (36)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; President, Franklin Templeton Services, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; Treasurer, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; officer of most of the other subsidiaries of Franklin Resources, Inc.; and officer, director and/or trustee of 61 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (48)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc.and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc., and officer of 61 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 38 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (59)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President/National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 33 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Franklin Templeton Distributors, Inc. ("Distributors") and Advisers. Nonaffiliated members of the Board are currently paid $50 per month plus $50 per meeting attended. As shown above, some of the nonaffiliated Board members also serve as directors, trustees or managing general partners of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                               NUMBER OF BOARDS
                                                               IN THE  FRANKLIN
                                         TOTAL FEES RECEIVED  TEMPLETON GROUP OF
                           TOTAL FEES    FROM THE FRANKLIN    FUNDS ON WHICH
                           RECEIVED      TEMPLETON GROUP OF   EACH SERVES***
                           FROM THE      FUNDS**
NAME                       TRUST*
Frank H. Abbott, III       $1,150        $165,236                 32
Harris J. Ashton            1,150         343,591                 56
S. Joseph Fortunato         1,150         360,411                 58
David Garbellano            1,150         148,916                 31
Frank W.T. LaHaye           1,100         139,233                 27
Gordon S. Macklin           1,150         335,541                 53

*For the fiscal year ended October 31, 1996.
**For the calendar year ended December 31, 1996.
***The number of boards is based on the number of registered investment companies in the Franklin Templeton Group of Funds and does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 61 registered investment companies, consisting of approximately 171 U.S. based funds or series.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Franklin Resources, Inc. ("Resources") may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

a. As of February 3, 1997, Franklin Adjustable Rate Securities Fund, a series of the Franklin Investors Securities Trust ("FIST"), and Franklin Institutional Adjustable Rate Securities Fund, a series of the Institutional Fiduciary Trust ("IFT"), beneficially owned 77.1% and 22.8%, respectively, of the outstanding voting securities of the Portfolio and could be deemed to control the Portfolio, as that term is defined under the 1940 Act. Both FIST and IFT were organized as Massachusetts business trusts and are located at the address of the registrant set forth on the cover of this amendment to the registration statement.


b. Except for the companies referred to in this item, no person was known to hold beneficially or of record more than 5% of the Portfolio's outstanding shares of beneficial interest.

c. Not Applicable

16. INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICES PROVIDED. The Portfolio's investment manager is Advisers. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Porfolio's investment activities. Under the terms of the management agreement, Advisers provides office space and office furnishings, facilities and equipment required for managing the business affairs of the Portfolio; maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Trust and the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Investment Advisory and Other Services - Summary of Code of Ethics" below.

MANAGEMENT FEES. For the fiscal years ended October 31, 1996, 1995, and 1994 management fees, before any advance waiver, totaled $89,969, $119,324, $372,319 respectively. Under an agreement by Advisers to limit its fees, the Porfolio paid management fees totaling $41,378, $55,384 and $205,735 during each of these periods, respectively.

MANAGEMENT AGREEMENT. The management agreement is in effect until February 28, 1998. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the Board members who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, or by Advisers on 60 days' written notice, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Trust's shareholder servicing agent and acts as the Trust's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

CUSTODIANS. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York, 10286, acts as custodian of the securities and other assets of the Portfolio. Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, acts as custodian for cash received in connection with the purchase of Portfolio shares. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITORS. Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended October 31, 1996, their auditing services consisted of rendering an opinion on the financial statements of the Trust included in the Annual Report to shareholders of the Trust for the fiscal year ended October 31, 1996

SUMMARY OF CODE OF ETHICS. Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed within 24 hours after clearance; (ii) copies of all brokerage confirmations must be sent to a compliance officer and, within 10 days after the end of each calendar quarter, a report of all securities transactions must be provided to the compliance officer; and (iii) access persons involved in preparing and making investment decisions must, in addition to (i) and (ii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.


17. BROKERAGE ALLOCATION


THE PORTFOLIO'S POLICIES REGARDING BROKERS USED ON PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services received by Advisers from brokers or dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staff of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Trust's officers are satisfied that the best execution is obtained, consistent with internal policies the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.

Because Distributors is a member of the National Association of Securities Dealers, Inc., it may sometimes receive certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. As a means of recapturing brokerage for the benefit of the Portfolio, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to Advisers will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities by the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

During the fiscal years ended October 31, 1996, 1995 and 1994, the Portfolio paid no brokerage commissions.

As of October 31, 1996, the Portfolio did not own securities of its regular broker-dealers.


18. CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.



Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are credited to an account in the name of an investor on the books of the Portfolio. The Portfolio does not issue share certificates.

An investment in the Portfolio is not a deposit insured by the FDIC and is not an obligation of or guaranteed by any bank.

19. PURCHASE, REDEMPTION AND PRICING OF
     SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

REDEMPTIONS IN KIND


The Trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of each series' net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and you may incur brokerage fees in converting the securities to cash. The Portfolio does not intend to redeem illiquid securities in kind. If this happens, however, you may not be able to recover your investment in a timely manner.


CALCULATION OF NET ASSET VALUE


We calculate the net asset value per share as of the scheduled close of the New York Stock Exchange, generally 1:00 p.m. Pacific time, each day that the New York Stock Exchange is open for trading. As of the date of this amended registration statement, the Trust is informed that the New York Stock Exchange observes the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For the purpose of determining the aggregate net assets of the Portfolio, cash and receivables are valued at their realizable amounts. Interest is recorded as accrued and dividends are recorded on the ex-dividend date. Portfolio securities listed on a securities exchange or on the NASDAQ National Market System for which market quotations are readily available are valued at the last quoted sale price of the day or, if there is no such reported sale, within the range of the most recent quoted bid and ask prices. Over-the-counter portfolio securities are valued within the range of the most recent quoted bid and ask prices. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market as determined by Advisers.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the scheduled close of the NYSE. The value of these securities used in computing the net asset value of the Portfolio's shares is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the scheduled close of the NYSE that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the Board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the Board. With the approval of the Board, the Portfolio may utilize a pricing service, bank or Securities Dealer to perform any of the above described functions.

REINVESTMENT DATE

Shares acquired through the reinvestment of dividends will be purchased at the net asset value determined on the business day following the dividend record date (sometimes known as the "ex-dividend date"). The processing date for the reinvestment of dividends may vary and does not affect the amount or value of the shares acquired.


20. TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected and intends to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The trustees reserve the right not to maintain the qualification of the Portfolio as a regulated investment company if they determine such course of action to be beneficial to the shareholders. In such case, the Portfolio would be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders would be ordinary dividend income to the extent of the Portfolio's available earnings and profits.

The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, are treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare dividends in December as necessary to avoid the imposition of this tax, but the Portfolio does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.


Redemptions and exchanges of the Portfolio's shares are taxable transactions for federal and state income tax purposes. For most shareholders, gain or loss will be recognized in an amount equal to the difference between the shareholder's basis in its shares and the amount received, subject to the rules described below. If such shares are a capital asset in the hands of the shareholder, gain or loss is capital gain or loss and is long-term for federal income tax purposes if the shares have been held for more than one year.

All or a portion of a loss realized upon a redemption of shares is disallowed to the extent other shares of the Portfolio are purchased (through reinvestment of dividends or otherwise) within 30 days before or after such redemption.

Any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of amounts treated as distributions of net long-term capital gain with respect to such shares.

21. UNDERWRITERS

     Not Applicable

22. CALCULATION OF PERFORMANCE DATA

     Not Applicable

23. FINANCIAL STATEMENTS


The audited financial statements contained in the Annual Report to shareholders of the Trust for the fiscal year ended October 31, 1996, including the auditors' report, are incorporated herein by reference.









                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
               U.S. Government Adjustable Rate Mortgage Portfolio
                      Adjustable Rate Securities Portfolio

                                    FORM N-1A

                           PART C - OTHER INFORMATION

ITEM 24   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated October 31, 1996, as filed with the SEC electronically on form type N-30D on January 10, 1997

      (i)   Report of Independent Auditors

      (ii) Statement of Investments in Securities and Net Assets - October 31, 1996

      (iii) Statements of Assets and Liabilities - October 31, 1996

      (iv)  Statements of Operations - for the year ended October 31, 1996

      (v) Statements of Changes in Net Assets - for the years ended October 31, 1996 and 1995

      (vi)  Notes to Financial Statements

(b)   Exhibits:

The following exhibits are incorporated by reference, except as otherwise noted:

      (1)  copies of the charter as now in effect;

           (i)   Agreement and Declaration of Trust of Franklin
                 Institutional U.S. Government ARM Fund dated
                 February 12, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (ii)  Certificate of Trust of Franklin Institutional
                 U.S. Government ARM Fund dated February 12, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (iii) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated October 18, 1991 as filed with the office of the Secretary of the State of Delaware on February 15, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (iv) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated March 7, 1991 as filed with the Office of the Secretary of State of Delaware on March 14, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (v) Certificate of Amendment to the Certificate of Trust of Adjustable Rate Securities Portfolio dated May 14, 1992 as filed with the Office of the Secretary of State of Delaware on June 12,
                 1992
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

      (2) copies of the existing By-Laws or instruments corresponding thereto;

           (i)   By-Laws of Franklin Institutional U.S. Government
                 ARM Fund
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

      (3) copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

           Not Applicable

      (4) specimens or copies of each security issued by the Registrant, including copies of all constituent instruments, defining the rights of the holders of such securities, and copies of each security being registered;

           Not Applicable

      (5) copies of all investment advisory contracts relating to the management of the assets of the Registrant;

           (i)   Management Agreement between Franklin
                 Institutional U.S. Government ARM Fund and
                 Franklin Advisers, Inc. dated June 3, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (ii)  Management Agreement between Adjustable Rate
                 Securities Portfolios and Franklin Advisers, Inc. dated November 5, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (iii) Amendment to Management Agreement (dated June 3, 1991) between Registrant and Franklin Advisers, dated August 1, 1995

           (iv) Amendment to Management Agreement (dated November 5, 1991) between Registrant and Franklin
                 Advisers, Inc. dated August 1, 1995

      (6) copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

           Not Applicable

      (7) copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

           Not Applicable

      (8)  copies of all custodian agreements and depository contracts under
           Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

           (i) Custodian Agreement between Registrant and Bank of America NT & SA dated May 1, 1991
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (ii)  Master Custody Agreement between Registrant and
                 Bank of New York dated February 16, 1996
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (iii) Terminal Link Agreement between Registrant and
                 Bank of New York dated February 16, 1996
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

      (9) copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part at or after the date of filing the Registration Statement;

           Not Applicable

      (10) an opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

           Not Applicable

      (11) copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this registration statement and required by Section 7 of the 1933 Act;

           Not Applicable

      (12) all financial statements omitted from Item 23;

           Not Applicable

      (13) copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

           Not Applicable

      (14) copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

           Not Applicable

      (15) copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan

           Not Applicable

      (16) schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited).

           Not Applicable

      (17) Power of Attorney

           (i)   Power of Attorney dated February 16, 1995
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

           (ii)  Certificate of Secretary dated February 16, 1995
                 Filing:  Amendment No. 9 to the Registration
                 Statement on Form N-1A
                 File No.  811-6242
                 Filing Date:  February 27, 1996

      (27) Financial Data Schedule

           (i)   Financial Data Schedule for Adjustable Rate
                 Securities Portfolio

           (ii)  Financial Data Schedule for U.S. Government
                 Adjustable Rate Mortgage Portfolio

ITEM 25   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

            None

ITEM 26   NUMBER OF HOLDERS OF SECURITIES.


                                        Number of Record Holders
TITLE OF CLASS                          as of November 30, 1996
--------------                          ------------------------

Shares of Beneficial Interest
of:

Adjustable Rate Securities
Portfolio                               Four

U.S. Government Adjustable
Rate Mortgage Portfolio                 Three



ITEM 27   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit 2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to
Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 28   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

      Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager or administrator for numerous other U.S. registered open-end and closed-end investment companies. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for
(1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 29   PRINCIPAL UNDERWRITERS

          Not Applicable

ITEM 30   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

ITEM 31   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 32   UNDERTAKING

      The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per cent of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.




                                    SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 28th day of February 1997.


                              ADJUSTABLE RATE SECURITIES PORTFOLIOS


                              By   CHARLES E. JOHNSON*
                                   Charles E. Johnson,
                                    President



By /s/ Larry L. Greene
   Attorney-in-Fact
   (pursuant to Power of Attorney previously filed)






                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
                             REGISTRATION STATEMENT
                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION                                   LOCATION

EX-99.B1(i)             Agreement and Declaration of Trust of         *
                        Franklin Institutional U.S. Government
                        ARM Fund dated February 12, 1991

EX-99.B1(ii)            Certificate of Trust of Franklin              *
                        Institutional U.S. Government ARM Fund
                        dated February 12, 1991

EX-99.B1(iii)           Certificate of Amendment to the               *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated October 18, 1991

EX-99.B(iv)             Certificate of Amendment to the               *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated March 7, 1991

EX-99.B1(v)             Certificate of Amendment to the               *
                        Certificate of Trust of Adjustable
                        Rate Securities Portfolio dated May
                        14, 1992

EX-99.B2(i)             By-Laws of Franklin Institutional U.S.        *
                        Government ARM Fund

EX-99.B5(i)             Manangement Agreement between Franklin        *
                        Institutional U.S. Government ARM Fund
                        and Franklin Advisers, Inc. dated June
                        3, 1991

EX-99.B5(ii)            Management Agreement between                  *
                        Adjustable Rate Securities Portfolios
                        and Franklin Advisers, Inc. dated
                        November 5, 1991

EX-99.B5(iii)           Amendment to Management Agreement             Attached
                        (dated June 3, 1991) between
                        Registrant and Franklin Advisers, Inc.
                        dated August 1, 1995

EX-99.B5(iv)            Amendment to Management Agreement             Attached
                        (dated November 5, 1991) between
                        Registrant and Franklin Advisers, Inc.
                        dated August 1, 1995

EX-99.B8(i)             Custodian Agreement between Registrant        *
                        and Bank of America NT & SA dated May
                        1, 1991

EX-99.B8(ii)            Mater Custody Agreement between               *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.B8(iii)           Terminal Link Agreement between               *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.B17(i)            Power of Attorney dated February 16,          *
                        1995

EX-99.B17(ii)           Certificate of Secretary dated                *
                        February 16, 1995

EX-27.B1                Financial Date Schedule for Adjustable        Attached
                        Rate Securities Portfolio

EX-27.B2                Financial Data Schedule for U.S.              Attached
                        Government Adjustable Rate Mortgage
                        Portfolio



*Incorporated by Reference